EXHIBIT 5

                             CAHILL GORDON & REINDEL
                                 80 Pine Street
                            New York, New York 10005



                                 April 24, 2001


                                                                  (212) 701-3000
Metaldyne Corporation
47603 Halyard Drive
Plymouth, Michigan  48170


                      Re:  Metaldyne Corporation
                          (formerly known as MascoTech, Inc.)
                           Amendment No. 1 to Registration Statement on Form S-1 (File no. 333-52798)
                           -----------------------------------------------------

Dear Ladies and Gentlemen:

     As counsel for Metaldyne Corporation (the "Company"), we are representing the Company in connection with the registration statement on Form S-1 (the "Registration Statement") filed with the Securities and Exchange Commission on December 27, 2000, as amended, relating to the registration under the Securities Act of 1933, as amended, (the "Act") of 464,785 shares (the "Shares") of the Company's common stock, par value $1.00 per share (the "Common Stock"), relating to the sale of the Shares by certain selling stockholders identified in the Registration Statement.

     We advise you that in our opinion the Shares are validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Registration Statement. Our consent to such reference does not constitute a consent under Section 7 of the Act, as in consenting to such reference we have not certified any part of the Registration Statement and do not otherwise come within the categories or persons whose consent is required under said Section 7 or under the rules and regulations of the Securities and Exchange Commission thereunder.

     We are members of the bar of the State of New York, and in rendering this opinion we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York, the State of Delaware and the Federal laws of the United States of America.


                                        Very truly yours,

                                        /s/ Cahill Gordon & Reindel
                                        Cahill Gordon & Reindel